UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 14, 2008

EFJ, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-21681	47-0801192
(Commission File Number)	(IRS Employer Identification No.)

1440 CORPORATE DRIVE

IRVING, TEXAS 75038

(Address of Principal Executive Offices, Including Zip Code)

(972) 819-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) On January 14, 2008, EFJ, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that between the period of December 31, 2006 and October 26, 2007, the Company failed to comply with the audit committee requirements set forth in Nasdaq Marketplace Rule 4350(d)(2) for continued listing. The Company received the letter because the Company entered into a contract with DRS Technical Services, Inc. (formerly known as Technical and Management Services Corporation (“TAMSCO”) in June of 2006, resulting in revenue to the Company in excess of 5% of the Company’s 2006 consolidated revenues. Mr. Mark Newman, a director of the Company, has served and continues to serve as an executive officer of the parent Company of TAMSCO. Accordingly, Mr. Newman was precluded from being considered an “independent director” as defined under Nasdaq’s Marketplace Rule 4200(15)(d). Mr. Newman had previously stepped down from the Company’s audit and compensation committees on October 26, 2007, and accordingly, as of October 27, 2007, the Company was back in compliance with Nasdaq’s Marketplace Rule 4350(d)(2). Mr. Newman continues to serve on the Board of Directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFJ, INC.

Dated: January 15, 2008	By:	/s/ Jana Ahlfinger Bell
	Name:	Jana Ahlfinger Bell
	Title:	(Principal Financial and Accounting Officer)

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